                                                                EXHIBIT 10.1





                         AGREEMENT FOR PURCHASE AND SALE
                                     OF THE
                    LINCOLN PACIFIC INDUSTRIAL FUND PORTFOLIO

                                  MAY 23, 1997



                              --------------------

                                TABLE OF CONTENTS



ARTICLE I  - BASIC DEFINITIONS.................................................  1

ARTICLE II - PURCHASE AND SALE.................................................  3

ARTICLE III - CONDITIONS PRECEDENT.............................................  8

ARTICLE IV - COVENANTS, WARRANTIES
             AND REPRESENTATIONS...............................................  9

ARTICLE V -  DEPOSIT........................................................... 14

ARTICLE VI - ESCROW AND CLOSING.... .... ...................................... 15

ARTICLE VII - MISCELLANEOUS.................................................... 20



EXHIBIT A - DISCLOSURE STATEMENT
EXHIBIT B - LIST OF PROPERTIES
EXHIBIT C - INSPECTION LETTER
EXHIBIT D - LEGAL DESCRIPTION OF LAND
EXHIBIT E - LIST OF TENANT LEASES
EXHIBIT F - LIST OF CONTRACTS
EXHIBIT G - FORM OF GRANT DEED
EXHIBIT H - FORM OF BILL OF SALE
EXHIBIT I - FORM OF ASSIGNMENT AND ASSUMPTION
            OF INTANGIBLE PROPERTY
EXHIBIT J - QPAM CERTIFICATE

                         AGREEMENT FOR PURCHASE AND SALE
                                     OF THE
                    LINCOLN PACIFIC INDUSTRIAL FUND PORTFOLIO

         THIS AGREEMENT FOR PURCHASE AND SALE (this "Agreement") is made and entered into as of May 23, 1997, by and between Lincoln Pacific Industrial Fund Limited Partnership, a Delaware limited partnership ("Seller"), and Pacific Gulf Properties Inc., a Maryland corporation ("Buyer").

                                    RECITALS

         A. Seller is the owner of certain improved real property consisting generally of the five industrial parks listed on Exhibit A hereto (each separately, a "Property", and the five Properties collectively and as more specifically described below, the "LPIF Portfolio").

         B. Buyer desires to purchase the LPIF Portfolio from Seller and Seller desires to sell the LPIF Portfolio to Buyer, subject to the terms and conditions contained in this Agreement.

                                    AGREEMENT

          NOW, THEREFORE, Buyer and Seller do hereby agree as follows:

                                    ARTICLE I
                                BASIC DEFINITIONS

         Closing Date. The term "Closing Date" shall mean the date that is fifteen (15) days following the expiration or earlier termination of the Inspection Period, or any earlier date approved in writing by Buyer and Seller for the close of escrow with respect to the purchase and sale of the LPIF Portfolio.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         Contract Period. The term "Contract Period" shall mean the period from the date of this Agreement through and including the Closing Date.

         Contracts. The term "Contracts" shall mean all maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the LPIF Portfolio.

         Disclosure Statement. The term "Disclosure Statement" shall mean the statement attached to this Agreement as Exhibit A.

         ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Escrow Company. The term "Escrow Company" shall mean Commonwealth Land Title Insurance Company, 50 Federal Street, Boston, Massachusetts 02110; Attn:
Mr. Terrance Miklis (telephone no. 617-695-0042).

         Improvements. The term "Improvements" shall mean all buildings, structures and other improvements located on the Land.

         Inspection Letter. The term "Inspection Letter" shall mean a letter in the form attached as Exhibit C to this Agreement, to be delivered by Buyer to Seller on or prior to the close of the Inspection Period pursuant to Section 2.5 below.

         Inspection Period. The term "Inspection Period" shall mean the period commencing on the date of this Agreement, and expiring at 5:00 p.m. Pacific Time on the date that is thirty (30) days following the date of this Agreement, provided that the Inspection Period may end earlier at Buyer's election upon delivery by Buyer to Seller of the Inspection Letter (representing the conclusive waiver by Buyer of any further Inspection Period).

         Intangible Property. The term "Intangible Property" shall mean Seller's rights and interests, if any, in: (a) the Tenant Leases, (b) the Contracts; (c) any and all transferable or assignable permits, building plans and specifications, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, trade names, service marks, engineering, soils, pest control and other reports relating to the LPIF Portfolio, tenant lists, advertising materials, and telephone exchange numbers identified with the LPIF Portfolio; and (d) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the LPIF Portfolio, including, without limitation, the right to use the name "Lincoln Distribution Center" and any other trade name now used in connection with any Property.

         Land. The term "Land" shall mean, collectively, the several parcels of land described on Exhibit D to this Agreement, together with all of Seller's rights, if any (including mineral, air and water rights), privileges and easements appurtenant to or used in connection with the beneficial use and enjoyment of said parcels of land, and all of Seller's right, title and interest, if any, in and to all roads, easements, rights of way and alleys adjoining or servicing said parcels of land.

         LPIF Portfolio. The term "LPIF Portfolio" shall mean all of Seller's right, title and interest in and to the Real Property, the Personal Property and the Intangible Property.

         Personal Property. The term "Personal Property" shall mean all furniture, furnishings, trade fixtures, building systems and equipment (including, without limitation, HVAC, security and life safety systems) and other tangible personal property owned by Seller that is located at and used in connection with the operation of the Real Property.

         Property. The term "Property" shall have the meaning set forth in Recital A above.

         QPAM Certificate. The term "QPAM Certificate" shall mean a certificate of Buyer in the form of Exhibit J hereto.

         Real Property. The term "Real Property" shall mean, collectively, the Land and the Improvements.

         Seller's Knowledge. The term "Seller's knowledge" shall have the meaning set forth in Section 4.1 below.

         Tenant Leases. The term "Tenant Leases" shall mean all leases, rental agreements or other agreements (including all amendments or modifications thereto and guaranties thereof) to which Seller is a party or the successor-in-interest of a party which entitle any person to the occupancy or use of any portion of the Real Property.

         Title Company. The term "Title Company" shall mean Commonwealth Land Title Company, 50 Federal Street, Boston, Massachusetts 02110; Attn: Mr. Terrance Miklis (telephone no. 617-695-0042).

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale. Seller agrees to sell the LPIF Portfolio to Buyer, and Buyer agrees to purchase the LPIF Portfolio upon all of the terms, covenants and conditions set forth in this Agreement.

         Section 2.2 Purchase Price. The aggregate purchase price for the LPIF Portfolio (the "Purchase Price") shall be the sum of Sixty-Seven Million Two Hundred Fifty Thousand Dollars ($67,250,000). The parties agree to report the Purchase Price as being allocated among the Properties as provided in Exhibit B hereto for all income tax reporting and other purposes. The entire amount of the Purchase Price (less the Deposit delivered pursuant to Article V below) shall be payable by Buyer to Seller in cash on the Closing Date through the escrow described in
Section 6.1 below.

         Section 2.3 Buyer's Review and Seller's Disclaimer.

         (a) Subject to the provisions of subsection 2.3(c) below, during the Inspection Period Buyer shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the LPIF Portfolio, including, without limitation, any Tenant Leases and Contracts, books and records maintained by Seller or its agents relating to the LPIF Portfolio, boundary and other survey-related issues relating to the Real Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns and all other information pertaining to the LPIF Portfolio. Without representation or warranty, except as expressly set forth in Section 4.1 below, Seller shall cooperate in Buyer's review and provide Buyer with the opportunity to review books and records maintained by Seller or its agents relating to the LPIF Portfolio, leases, financial reports, surveys and other third-party inspection reports and similar non-proprietary or confidential materials in Seller's possession relating to the LPIF Portfolio (the "Seller's Records"). In addition, Seller shall exercise reasonable efforts to obtain during the Inspection Period any tenant estoppel certificates and subordination agreements that Buyer and its lender may reasonably request. Buyer acknowledges (i) that Seller played no role in the development or construction of any of the Properties comprising the LPIF Portfolio, (ii) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the LPIF Portfolio, and (iii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 below, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the LPIF Portfolio. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer specifically undertakes and assumes all risks associated with the matters disclosed by Seller on the Disclosure Statement. Subject to the provisions of
Section 4.1 of this Agreement, Buyer shall purchase the LPIF Portfolio in its "as is" condition on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation. Without limiting the generality of the foregoing, if Seller has not already done so, then within three (3) days after the date of this Agreement, Seller shall deliver or cause to be delivered to Buyer, or otherwise make available for review by Buyer at the applicable property manager's offices in Southern California, to the extent available from Seller's Records, and in the possession or control of Seller, the following:

             (i) Survey. Any existing, most recent survey of the Real Property.

             (ii) Tax Bills. Copies of the most recent property tax bills and assessments of the Property.

             (iii) Leases. Copies of all Tenant Leases and tenant files.

             (iv) Contracts. Copies of all Contracts.

             (v) Reports. All third party generated reports relating to the condition of the LPIF Portfolio, including environmental reports, environmental audits, soils reports, physical and engineering reports, building and improvement plans, and structural calculations.

             (vi) Operating Statements. All income and expense statements, year-end financial and monthly operating statements and maintenance records for the three (3) most recent calendar years prior to the Closing Date and, to the extent available, the current calendar year to date. Buyer shall have the right, during the Inspection Period, to audit Seller's Records for these time periods, following reasonable notice and during normal business hours.

             (vii) Rent Roll. A current rent roll, together with a rent delinquency report (the "Rent Roll").

             (viii) Permits. All government permits and approvals relating to the LPIF Portfolio (the "Permits").

         (b) Except with respect to any claims arising out of any breach of this Agreement, including, without limitation, covenants, representations or warranties set forth in Section 4.1 below, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the LPIF Portfolio (or any individual Property), including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters.

         Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

                                                 [SIG]
                                      ------------------------------------------
                                      Buyer

         (c) Seller shall cause its agents to cooperate reasonably with Buyer to facilitate Buyer's exercise of the rights of review and inspection set forth in subsection (a) above, and Buyer acknowledges and agrees that its exercise of such rights shall be subject to the following limitations: (i) any entry onto the Real Property by Buyer, its agents or representatives, shall be during normal business hours, following reasonable prior notice to Seller and delivery to Seller of satisfactory evidence of Buyer's general liability insurance, and, at Seller's discretion, accompanied by a representative of Seller; (ii) Buyer shall not conduct any drilling, test borings or other disturbance of the Real Property for review of soils, compaction, environmental, structural or other conditions without Seller's prior written consent; (iii) any discussions or interviews with any tenants of the Real Property or their personnel shall be conducted in the presence of Seller or its representatives; (iv) Buyer shall exercise reasonable diligence not to disturb the use or occupancy of any occupant of any Property; and (v) Buyer shall indemnify, defend and hold Seller harmless from all loss, cost, and expense resulting from any entry or inspections performed by Buyer, its agents or representatives. The provisions of
Section 2.3(c)(V) shall survive any termination of this Agreement, but only for a period of 24 months after such termination.

             Section 2.4 Permitted Title Exceptions. Seller has previously obtained from Title Company and delivered to Buyer for its review a current preliminary title report with respect to each Property (collectively, the "Title Reports"), together with all documents and information pertaining to the exceptions to title listed in the Title Reports. Buyer shall, at its expense, obtain during the Inspection Period any surveys of the Real Property desired by Buyer or required by Title Company as a condition to the issuance of the Title Policies described in Section 3.l(a)(iii) below (collectively, the "Surveys"). Buyer acknowledges that Seller has, in its name, ordered from two surveyors an updated Survey for each Property prior to the date of this Agreement. Buyer will work directly with each such surveyor to obtain Surveys to its specifications, and will pay the fees and costs associated with the preparation of each such Survey. Seller shall have no obligation to pay the fees or costs of the Surveys. The foregoing obligation of Buyer shall survive any termination of this Agreement. Seller has been informed that the estimated fees and costs for all five Surveys is $21,700. Buyer may advise Seller in writing and in reasonable detail, preferably not later than ten business days prior to the close of the Inspection Period, what exceptions to title, if any, listed in the then-current Title Reports or disclosed on the Surveys are not acceptable to Buyer (the "Title Objections"). Buyer shall not, however, unreasonably express disapproval of any exceptions to title and, prior to notifying Seller of any Title Objections, shall endeavor in good faith to cause Title Company to modify and update the Title Reports to reflect requested corrections and revisions. Seller shall have the remaining period of the Inspection Period, if any, to give Buyer notice that (a) Seller will remove any Title Objections from title (or afford the Title Company necessary information or certifications to permit it to insure over such exceptions), or (b) Seller elects not to cause such exceptions to be removed. Seller's failure to provide notice to Buyer prior to the expiration of the Inspection Period as to any Title Objection shall be deemed an election by Seller not to remove the Title Objection. If Seller so notifies or is deemed to have notified Buyer that Seller shall not remove any or all of the Title Objections, Buyer shall have until the close of the Inspection Period to determine whether (i) to proceed with the purchase and take the LPIF Portfolio subject to such exceptions or (ii) to terminate this Agreement. Buyer's delivery of the Inspection Letter shall constitute Buyer's conclusive agreement to accept the LPIF Portfolio subject to the Permitted Exceptions. "Permitted Exceptions" shall include and refer to (x) any and all exceptions to title disclosed by the Title Reports or the Surveys, excepting solely Title Objections timely identified by Buyer which Seller has notified Buyer pursuant to this Section that Seller is willing to remove, and
(y) any other exceptions to title approved by or resulting from the acts, omissions or status of Buyer. Anything contained herein to the contrary notwithstanding and notwithstanding any approval or deemed approval given by Buyer hereunder, except for real estate taxes not yet due or payable, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances, including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the Closing Date. Nothing contained in this paragraph shall be understood to require Buyer to make any decision with respect to the condition of title to any Property prior to the expiration of the Inspection Period, nor to require Seller to respond to any notice from Buyer of Title Objections.

         Section 2.5 Inspection Letter. At any time on or prior to the close of the Inspection Period and if and when Buyer has completed to its satisfaction the inspection and review contemplated by Sections 2.3 and 2.4 hereof, Buyer shall deliver to Seller an executed Inspection Letter in the form attached hereto as Exhibit C. Buyer's delivery of the executed Inspection Letter shall
(i) confirm satisfaction of the conditions precedent described in Sections 3.1
(a)(i) and 3.1 (a)(ii) below, (ii) represent the conclusive waiver by Buyer of any further Inspection Period, (iii) constitute Buyer's conclusive agreement to accept the LPIF Portfolio subject to any Permitted Exceptions and (iv) constitute Buyer's conclusive agreement to accept or waive any matters disclosed to Buyer in writing prior to the close of the Inspection Period.

         Section 2.6 Adequate Consideration. Notwithstanding anything in this Agreement to the contrary, to induce Buyer to enter into this Agreement and to expend the time and resources necessary to evaluate the LPIF Portfolio and possibly forego other opportunities while doing so, Seller hereby grants to Buyer the rights to terminate this Agreement that are expressly provided in this Agreement. Such expenditures of time and resources and possible loss of opportunity by Buyer constitute adequate consideration for Seller's remaining bound by this Agreement, notwithstanding such termination rights in Buyer.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 Conditions.

         (A) Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the LPIF Portfolio shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

             (i) Buyer's inspection and approval, within the Inspection Period, of all physical, environmental, economic and legal matters relating to the LPIF Portfolio, pursuant to Sections 2.3 and 2.4 above;

             (ii) Buyer's receipt and approval, within the Inspection Period, of such tenant estoppel certificates and subordination agreements as Buyer and its lender may deem necessary;

             (iii) The willingness of Title Company to issue for each of the five Properties constituting the LPIF Portfolio, upon the sole condition of the payment of its regularly scheduled premium, its American Land Title Association extended coverage Owner's Policy of Title Insurance [1970 Form] (each, a "Title Policy" and collectively, the "Title Policies"), with such endorsements as may have been requested by Buyer and agreed to by Title Company during the Inspection Period (collectively, the "Endorsements"), with each respective Title Policy insuring Buyer, in the amount of the portion of the Purchase Price allocated to the applicable Property as set forth in Exhibit B hereto, that fee simple title to the Real Property is vested of record in Buyer on the Closing Date subject only to the printed conditions and exceptions of such policy and the Permitted Exceptions; and

             (iv) Seller's performance or tender of performance of all material obligations under this Agreement and the material truth and accuracy of Seller's express representations and warranties as of the date of this Agreement, as updated under the provision of Section 4.5 hereof.

         (b) Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the LPIF Portfolio shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

             (i) Buyer's performance or tender of performance of all material obligations under this Agreement and the material truth and accuracy of Buyer's express representations and warranties as of the date of this Agreement and as of the Closing Date;

             (ii) Buyer shall have executed and delivered the QPAM Certificate to Seller dated as of the Closing Date; and

             (iii) The satisfaction or Buyer's written waiver of the conditions set forth in subparagraphs (a)(i), (ii), (iii) and (iv) above.

         Section 3.2 Portfolio Acquisition. Except as expressly provided in
Section 7.1 below, the satisfaction or Buyer's waiver of the conditions precedent to Buyer's obligation to purchase the LPIF Portfolio shall be determined with respect to the LPIF Portfolio as a whole, rather than with respect to any individual Property, and Buyer shall not have the right to acquire less than all five of the Properties.

         Section 3.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Section 3.1 are not fulfilled or waived, the party benefited by such condition may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Section 3.1(a) and 3.l(b) above. Notwithstanding the foregoing, Buyer's failure to deliver to Seller on or prior to the close of the Inspection Period an executed Inspection Letter in the form attached as Exhibit C, without modification or qualification in any manner whatsoever, shall be deemed a failure of the condition set forth in Section 3.1(a)(i) above. In the event this Agreement is terminated as a result of the failure of any condition set forth in Section 3.1(a), Seller shall return the full amount of the Deposit to Buyer. In any event Buyer's consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions.

                                   ARTICLE IV
                    COVENANTS, WARRANTIES AND REPRESENTATIONS

         Section 4.1 Seller's Warranties and Representations. Seller hereby makes the following representations and warranties to Buyer as of the date of this Agreement; provided that each of such representations and warranties shall be deemed to be modified by any contrary or qualifying information contained in any reports, schedules or other informational materials delivered or made available to Buyer on or before the date of this Agreement or set forth in the Disclosure Statement:

         (A) Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement) on behalf of Seller have been taken;

         (b) The Tenant Leases listed on the attached Exhibit E constitute all of the leases and rental agreements presently in effect with respect to the Real Property;

         (c) To Seller's knowledge, the copies of the Tenant Leases which Seller has delivered or made available to Buyer pursuant to this Agreement are true, correct and complete in all material respects;

         (d) To Seller's knowledge, the Rent Roll, including the rent delinquency report, is complete and accurate. Seller has not received written notice (i) of any default by the tenant or Seller under any of the Tenant Leases, or (ii) that any tenant intends to terminate its Tenant Lease prior to the expiration of its scheduled term;

         (e) Seller has received no written notice from any governmental authority that any of the improvements located on the Real Property are presently in violation of any applicable building codes, zoning or land use laws, or other law, order, ordinance, rule or regulation affecting the Real Property (collectively, "Applicable Laws");

         (f) To Seller's knowledge, (i) the Contracts listed on the attached Exhibit F constitute all of the service and equipment contracts affecting the LPIF Portfolio which may be binding upon Buyer following the Closing Date, (ii) the copies of all such Contracts which Seller has delivered or made available to Buyer pursuant to this Agreement are true, correct and complete in all material respects; and (iii) there exists no material default by Seller or any other party to any Contract;

         (g) There are no pending condemnation proceedings against the Real Property, and Seller has received no written notice from any governmental authorities that any such proceedings are threatened;

         (h) There is no pending litigation, and Seller has received no written notice of any threatened litigation, (i) affecting any of the five Properties constituting the LPIF Portfolio (other than litigation arising in the ordinary course of the operation of the Properties and fully covered by insurance, all of which ordinary course and fully insured litigation, to Seller's knowledge, is set forth on the Disclosure Statement) or (ii) against Seller which would materially and adversely affect Seller's capacity to perform under this Agreement,

         (i) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code;

         (j) To Seller's knowledge, there are no underground or other storage tanks situated on the Real Property, and Seller has received no written notice of the existence of any Hazardous Materials at the Real Property in violation of Applicable Laws. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, hazardous materials, hazardous wastes, hazardous or toxic substances, oil, or related materials, which are listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act or California's Carpenter-Presley-Tanner Hazardous Substance Account Act, Hazardous Waste Control Law, Safe Drinking Water and Toxic Enforcement Act of 1986, or in the regulations adopted and publications promulgated pursuant thereto, or in any other federal, state or local environmental law, ordinance, rule or regulation;

         (k) To Seller's knowledge, the Seller's Records that Seller has delivered or made available to, or will deliver or make available to, Buyer, constitute complete copies thereof, and

         (1) To Seller's knowledge, Seller has delivered or made available to Buyer all of Seller's Records.

As used herein, the term "Seller's knowledge" or words of similar effect shall mean the current actual, subjective knowledge of Steven M. Centrella after inquiry of the property managers of each Property. Neither Mr. Centrella nor any party other than Seller shall bear responsibility for any breach of representation. Seller, however, represents and warrants that Mr. Centrella is the individual within Seller's investment advisory organization with principal administrative and oversight responsibility for the LPIF Portfolio.

         Section 4.2 Seller's Covenants. Seller hereby covenants and agrees as follows:

         (a) during the Contract Period, Seller shall ensure that the LPIF Portfolio is operated and maintained in a manner consistent with past practices and maintain reasonable and customary levels and coverages of insurance and Seller shall not create or acquiesce in the creation of liens or exceptions to title other than the Permitted Exceptions or voluntarily take any action (other than as may be permitted pursuant to subparagraph (b) of this Section 4.2) to render any of the representations or warranties of Seller set forth in Section
4.1 materially incorrect; and

         (b) during the Contract Period, Seller will not execute or modify any Tenant Leases or Contracts, (i) without promptly notifying Buyer thereof and providing Buyer with copies of the relevant contract documents, and (ii) as to any Tenant Lease or Contract (or modification thereof) executed during the period between the expiration of the Inspection Period and the Closing Date, without Buyer's prior approval, which approval shall not be unreasonably withheld and shall be deemed given if Buyer should fail to approve or disapprove any such matter in writing within 5 days following Seller's request for such action.

         (c) Seller shall terminate on or before the Closing Date, at no cost or expense to Buyer, any and all Contracts that are not approved by Buyer prior to the expiration of the Inspection Period. In particular, Buyer will not retain the existing employees and management agents of Seller for the LPIF Portfolio, and, accordingly, on the Closing Date, Seller shall (i) cause all employment and management agreements respecting the LPIF Portfolio to be terminated, and deliver evidence of such termination to Buyer, and (ii) remove all employees and management personnel from the Real Property.

         Section 4.3 Buyer's Warranties and Representations.

         (a) Buyer hereby represents and warrants to Seller that (i) Buyer has and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, (ii) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken, and (iii) Buyer has received no written notice of any threatened or pending litigation which would materially and adversely affect Buyer's capacity to perform under this Agreement.

         (b) All of Buyer's representations and warranties set forth in the QPAM Certificate are true and correct as of the date of this Agreement.

         Section 4.4 Limitations. The parties agree that (a) Seller's indemnification obligations, warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Buyer's purchase of the LPIF Portfolio only for a period of 12 months after the Closing Date (the "Limitation Period"), (b) Seller's aggregate liability for claims arising out of such representations and warranties shall not exceed $1,000,000, and (c) Buyer shall provide actual written notice to Seller of any breach of such warranties or representations and shall allow Seller 30 days within which to cure such breach, or, if such breach cannot reasonably be cured within 30 days, an additional reasonable time period, so long as such cure has been commenced within such 30 days and thereafter is diligently pursued to completion. If Seller fails to cure such breach after actual written notice and within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives Seller written notice of such a breach and Seller refuses to cure or commences to cure and thereafter terminates such cure effort; Buyer shall have an additional 30 days from the date Buyer receives written notice from Seller of such refusal or termination within which to commence an action at law for damages as a consequence of Seller's failure to cure, in which case any representation or warranty that is expressly set forth in the notice delivered pursuant to clause (c) immediately above and is material to such litigation shall survive until all liabilities arising out of the alleged breach have been finally determined. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 OF THIS AGREEMENT, BUYER ACKNOWLEDGES THAT BUYER IS ACQUIRING THE LPIF PORTFOLIO SOLELY IN RELIANCE ON BUYER'S OWN INVESTIGATION AND "AS IS," "WHERE IS" AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE. BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENT OF SELLER TO PERFORM AS SET FORTH IN THIS AGREEMENT, SELLER MAKES AND HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO TITLE, LAND USE CLASSIFICATION OR ENTITLEMENT, ENVIRONMENTAL OR OTHER CONDITION, MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE OR PURPOSE, WITH RESPECT TO THE LPIF PORTFOLIO OR ANY MATTER RELATED THERETO, EXCEPT AS EXPRESSLY OTHERWISE SET FORTH IN
SECTION 4.1 HEREOF. IF BUYER OBTAINS ANY KNOWLEDGE, WHETHER PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE, PRIOR TO THE CLOSING DATE, THAT REASONABLY INDICATES THAT ANY WARRANTY SET FORTH HEREIN HAS BEEN BREACHED, ANY REPRESENTATION SET FORTH HEREIN IS NOT ACCURATE, OR THAT THERE ARE ANY PHYSICAL, TITLE OR OTHER DEFECTS IN OR ADVERSE CONDITIONS RELATING TO ANY PROPERTY, YET BUYER ELECTS TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT WITH RESPECT TO SUCH PROPERTY (NOTWITHSTANDING SUCH KNOWLEDGE), SELLER SHALL HAVE NO LIABILITY FOR ANY SUCH BREACH, INACCURACY, DEFECT OR ADVERSE CONDITION, AND BUYER SHALL BE DEEMED TO HAVE WAIVED SUCH BREACH, INACCURACY, DEFECT OR ADVERSE CONDITION.

         Section 4.5 Seller's Certificate. Seller shall deliver to Buyer on the Closing Date a certificate (the "Seller's Certificate") updating the representations and warranties of Seller set forth in Section 4.1 through the Closing Date; provided, however, that if Seller becomes aware during the Contract Period of any matters which make any of such representations or warranties untrue, Seller shall disclose such matters in the Seller's Certificate. In the event the Seller's Certificate discloses any matters which make any of Seller's representations or warranties untrue as of the date of such Certificate in any respect or in the event that Buyer otherwise becomes aware during the Contract Period of any matters which make any of Seller's representations or warranties materially untrue in any material respect, Seller shall bear no liability for such matters (provided that Seller has not breached an express covenant set forth in this Agreement), but Buyer shall have the right to elect in writing on or before the Closing Date, (a) to waive such matters and complete the purchase of the LPIF Portfolio in accordance with the terms of this Agreement or (b) as to any matters disclosed or discovered following the expiration of the Inspection Period, to terminate this Agreement. Buyer's delivery of the Inspection Letter shall constitute Buyers conclusive agreement to accept or waive any such matters disclosed to Buyer in writing prior to the close of the Inspection Period.

         Section 4.6. Indemnifications. Subject to the foregoing limitations and the provisions of Sections 6.3, 6.4 and 7.12:

         (A) Seller shall indemnify and defend Buyer against and hold Buyer harmless from any and all claims, liabilities, losses, damage, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against or suffered by Buyer resulting from (a) any breach by Seller of this Agreement, (b) the untruth, inaccuracy or breach of any of the representations and warranties made by Seller pursuant to this Agreement and (c) any liability or obligation arising in connection with the LPIF Portfolio accruing prior to the Closing Date.

         (b) Buyer shall indemnify and defend Seller against and hold Seller harmless from any claim, loss, damage, or expense, including any reasonable attorneys' fees, asserted against or suffered by Seller resulting from (a) any breach by Buyer of this Agreement, (b) the untruth, inaccuracy or breach of any of the representations or warranties made by Buyer pursuant to this Agreement, and (c) any liability or obligation arising in connection with the LPIF Portfolio accruing following the Closing Date. Buyer's obligations under this
Section 4.6(b) shall survive the Closing Date for a period of twelve (12) months, but not thereafter.

                                    ARTICLE V
                                     DEPOSIT

         Upon execution of this Agreement, Buyer shall deliver to Escrow Company, for deposit into the escrow described in Section 6.1 below, an amount equal to $350,000 (together with any interest that may accrue thereon in such escrow, the "Deposit"). In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the Purchase

Price. The entire amount of the Deposit shall be returned immediately to Buyer in the event of the failure of any of the conditions precedent set forth in
Section 3.l(a) above or in the event that (a) the conditions precedent set forth in Section 3.l(b) shall have been satisfied or waived, (b) Buyer shall have performed fully or tendered performance of its obligations hereunder and
(c) Seller shall be unable or fail to perform its obligations under this Agreement. IN ALL OTHER EVENTS, THE ENTIRE AMOUNT OF THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES'BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER AT LAW IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER. THE FOREGOING SHALL NOT BE UNDERSTOOD TO LIMIT BUYER'S OBLIGATIONS TO SELLER UNDER THE PROVISIONS OF SECTION 2.3(c)(v) OF THIS AGREEMENT OR BUYER'S OBLIGATION TO REIMBURSE SELLER FOR ATTORNEYS' FEES UNDER THE PROVISIONS OF SECTION 7.9 OF THIS AGREEMENT TO THE EXTENT INCURRED TO SECURE THE RELEASE OF THE DEPOSIT TO SELLER.



                             ACCEPTED AND AGREED TO:


                                                       [SIG]
-----------------------------------       -------------------------------------
                             Seller                            Buyer

                                   ARTICLE VI
                               ESCROW AND CLOSING

         Section 6.1 Escrow Arrangements. An escrow for the purchase and sale contemplated by this Agreement has been opened by Buyer and Seller with Escrow Company. At least one business day prior to the Closing Date, Seller and Buyer shall each deliver escrow instructions to Escrow Company consistent with this
Article VI, and designating Escrow Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code. In addition, the parties shall deposit in escrow, at least one business day prior to the Closing Date (unless otherwise provided below in this Section 6.1) the funds and documents described below:

         (A) Seller shall deposit (or cause to be deposited):

             (i) a duly executed and acknowledged grant deed pertaining to the Real Property portion of each of the five Properties constituting the LPIF Portfolio, each in the form attached to this Agreement as Exhibit G (collectively, the "Deeds");

             (ii) a duly executed bill of sale pertaining to the Personal Property portion of each of the five Properties constituting the LPIF Portfolio, each in the form attached to this Agreement as Exhibit H (collectively, the "Bills of Sale");

             (iii) a duly executed counterpart assignment and assumption pertaining to the Intangible Property portion of each of the five Properties constituting the LPIF Portfolio, each in the form attached to this Agreement as
Exhibit I (collectively, the "Assignments and Assumption of Intangible
Property");

             (iv) the duly executed Seller's Certificate;

             (v) a certificate from Seller certifying the information required by Sections 18660 of the California Revenue and Taxation Code and the regulations issued thereunder to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such provisions (the "California Certificate"); and

             (vi) a certificate from Seller certifying the information required by Section 1445 of the Code to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in
Section 1445(f)(3) of the Code (the "FIRPTA Certificate").

         In addition, Seller shall deliver to Buyer on the Closing Date, outside of escrow, to the extent in Seller's possession or control, the originals of all Tenant Leases and tenant files and all keys to the Property.

         (b) Buyer shall deposit:

             (i) at or before 11:30 a.m. (Pacific Time) on the Closing Date, immediately available funds sufficient to pay the balance of the Purchase Price, plus sufficient additional cash to pay Buyer's share of all escrow costs and closing expenses;

             (ii) a duly executed counterpart for each of the five Assignments and Assumption of Intangible Property; and

             (iii) a certificate duly executed by Buyer in favor of Seller confirming the waivers and acknowledgments set forth in Sections 2.3(a) and (b) above.

         Section 6.2 Closing. Escrow Company shall close escrow on the Closing Date by:

         (a) recording the Deeds;

         (b) causing Title Company to issue the Title Policies to Buyer;

         (c) delivering to Buyer the Bills of Sale, the Seller's Certificate, the FIRPTA Certificate, the California Certificate, and a counterpart for each of the five Assignments and Assumption of Intangible Property executed by Seller; and

         (d) delivering to Seller (i) a counterpart for each of the five Assignments and Assumption of Intangible Property executed by Buyer, (ii) the certificate described in Section 6.1(b)(iii) above, and (iii) funds in the amount of the Purchase Price, as adjusted for credits, prorations and closing costs in accordance with this Article VI.

         Section 6.3 Prorations.

         (a) Real estate taxes and assessments, personal property taxes, if any, rental income and all other items of income and expense with respect to the LPIF Portfolio shall be prorated between Seller and Buyer as of the Closing Date. Income and expenses shall be prorated on the basis of a 30-day month and on a cash basis (except for items of income and expense that are payable less frequently than monthly, which shall be prorated on an accrual basis). All such items attributable to the period prior to the Closing Date shall be credited to Seller; all such items attributable to the period on and following the Closing Date shall be credited to Buyer. Buyer shall be credited in escrow with (a) any portion of rental agreement or lease deposits in Seller's possession with respect to the LPIF Portfolio which are refundable to the tenants and (b) rent prepaid beyond the Closing Date. Buyer shall not be entitled to any interest on rental agreement or lease deposits or prepaid rent accrued on or before the Closing Date, except to the extent any such amount of interest is refundable or payable to any tenant under a Lease. Seller shall be credited in escrow with any refundable deposits or bonds held by any utility, governmental agency or service contractor with respect to the LPIF Portfolio, to the extent such deposits or bonds are assigned to and accepted by Buyer on the Closing Date. In addition, Seller shall be credited in escrow with any leasing commissions, free rental periods or tenant improvement or other allowances paid or endured by Seller during the portion of the Contract Period after the expiration of the Inspection Period to the extent such relate to Tenant Leases executed after the expiration of the Inspection Period and are equitably allocable to that portion of the stabilized term (i.e. the term following the tenant's entry into occupancy and commencement of unabated rental obligations) of any such Tenant Lease of the LPIF Portfolio following the Closing Date. To the extent approved by Buyer or applicable under any Tenant Lease with respect to any extension term or expansion of premises that is exercised after the expiration of the

Inspection Period, Buyer shall assume all obligations for any such leasing commissions, free rental periods or tenant improvement or other allowances payable following the Closing Date. Buyer shall be credited in escrow with any leasing commissions free rental periods or tenant improvements or other allowances to be paid or endured by Buyer on or after the Closing Date with respect to the current term of any Tenant Lease executed or any extension term or expansion of premises exercised, in each case, prior to the expiration of the Inspection Period, and Seller shall pay on or before the Closing Date all such items payable prior to the Closing Date.

         (b) Buyer and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations to be made on and after the Closing Date as complete and accurate as reasonably possible. With respect to taxes or other expenses payable or reimbursable by the tenants of the LPIF Portfolio, the amounts prorated between Buyer and Seller shall be the net amounts (if any) not subject to payment or reimbursement by or to the tenants. All prorations which can be liquidated accurately or reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other prorations, and adjustments to initial estimated prorations, shall be made by the parties with due diligence and cooperation within 30 days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by immediate cash payment to the party yielding a net credit from such prorations from the other party.

         (c) Buyer shall, consistent with reasonable business judgment, exert its best efforts to collect for Seller following the Closing Date all rental income which is delinquent on the Closing Date; provided, however, that Buyer shall not be required to commence legal proceedings to collect such rents. Notwithstanding the foregoing proviso, Seller reserves the right to pursue any remedy Seller may have against any tenant with respect to such delinquent rents; provided, however, that Buyer shall not incur any cost, expense or liability in connection therewith, and provided further that Seller shall not commence any legal or equitable proceedings in the nature of an unlawful detainer, eviction or other proceeding which would have the effect of interfering with any tenant's quiet enjoyment of its leased premises or result in a lien or encumbrance on such leased premises. Any sums collected on account of rents after the Closing Date shall be successively applied to the payment of (i) rent due and payable in the months succeeding the month in which the closing occurs, (ii) rent due and payable in the month in which the closing occurs, and (iii) rent due and payable in the months preceding the month in which the closing occurs.

         Section 6.4 Other Closing Costs.

         (a) Buyer shall pay (i) any sales or use taxes determined to be payable in connection with this transaction, (ii) all fees and expenses of Buyer's legal counsel and other third party consultants engaged by or on behalf of Buyer in connection with this transaction, (iii) any excess portion of the premium for any Title Policy beyond that which would have been required had the Title Policy been a CLTA standard coverage policy of title insurance without any endorsements, issued at the standard premium, and (iv) on a Property by Property, County by County basis, the county and general law city documentary transfer tax, escrow charges or other fees or costs charged by or reimbursable to Escrow Company or Title Company, recording fees and the standard premium for any Title Policy that would have been charged had such Title Policy been a CLTA standard coverage owners' policy of title insurance without any endorsements, in each case, that a buyer would be responsible to pay under the custom of each such County.

         (b) Seller shall pay (i) all fees and expenses of Seller's legal counsel and other third party consultants engaged by or on behalf of Seller in connection with this transaction, (ii) on a Property by Property, County by County basis, the County and general law city documentary transfer tax, escrow charges or other fees or costs charged by or reimbursable to Escrow Company or Title Company, recording fees and the standard premium for any Title Policy that would have been charged had such Title Policy been a CLTA standard coverage owners' policy of title insurance without any endorsements, in each case that a seller would be responsible to pay under the custom of each such County, and
(iii) any prepayment fee or other charge in connection with the payoff or any monetary encumbrance.

         (c) To the extent that any Property lies within a charter city that imposes a separate documentary transfer tax, any such charter city documentary transfer tax shall be shared evenly by Buyer and Seller. Any costs and expenses of closing that are not expressly identified in subparagraph (a) or (b) above or in the first sentence of this subparagraph (c) shall be allocated between the parties in accordance with prevailing custom in the county in which the Property to which the costs and expenses are attributable is located, or if such costs and expenses are not attributable to any particular Property, then such costs or expenses shall be allocated equally between Buyer and Seller.

         (d) Buyer and Seller agree that the custom for each of the Counties in which any Property is located with respect to payment of (1) the standard premium for any Title Policy that would have been charged had such Title Policy been a CLTA standard coverage owners' policy of title insurance without any endorsements, (2) escrow fees and costs and (3) County and general law transfer tax, is as follows:



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


ITEM NUMBER FROM        ALAMEDA     LOS ANGELES    SAN BERNARDINO      SAN
CLAUSE (d) ABOVE                                                       DIEGO

(1)                      Buyer       Seller        Seller              Seller
(2)                      Buyer       50-50         50-50               50-50
(3)                      Seller      Seller        Seller              Seller


         Section 6.5 Further Documentation. Promptly after the close of escrow, Buyer and Seller shall deliver to each tenant of the Real Property written notice advising the tenant of the sale of the Real Property by Seller to Buyer, and otherwise complying with the provisions of California Civil Code Section 1950.7(d)(1). Each such notice shall be delivered in the manner set forth in such Section of the Civil Code. At or following the close of escrow, Buyer and Seller each shall execute any certificate or other instruments required by law or local custom or otherwise reasonably requested by the other party to effect the transaction contemplated by this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1 Damage or Destruction.

         (a) Buyer shall be bound to purchase each of the Properties within the LPIF Portfolio for the Purchase Price as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of any of the Properties or condemnation of any Property by right of eminent domain, provided that the occurrence of any damage or destruction involves repair costs of $500,000 or less, and any condemnation does not affect a material portion for each affected Property. If Buyer is so bound to purchase a Property notwithstanding the occurrence of damage, destruction or condemnation, then upon the close of escrow: (A) in the event of damage covered by insurance or an immaterial condemnation, Buyer shall receive a credit against the Purchase Price allocated to such Property (as set forth in Exhibit B hereto) in the amount (net of collection costs and costs of repair reasonably incurred by Seller and not then reimbursed) of any insurance proceeds or condemnation award collected and retained by Seller as a result of any such damage or destruction or condemnation plus (in the case of damage) the amount of the deductible portion of Seller's insurance policy, and Seller shall assign to Buyer all rights to such net insurance proceeds or condemnation awards as shall not have been collected prior to the close of escrow; and (B) in the event of damage not covered by insurance, Buyer shall receive a credit (not to exceed $500,000 for each affected Property) in the amount of the estimated cost to repair the damage.

         (b) In the event that any Property suffers damage or destruction or condemnation prior to the Closing Date that involves repair costs in excess of $500,000 or, in the case of condemnation, a material portion of the affected Property, then either Buyer or Seller may elect to terminate this Agreement with respect to such Property by giving written notice of such election to the other party promptly following the event of damage or destruction. In the event of termination of this Agreement with respect to any Property pursuant to this
Section 7.l(b), the parties shall be bound to consummate the purchase and sale of the balance of the LPIF Portfolio in accordance with this Agreement and the Purchase Price shall be reduced by an amount equal to the portion of the Purchase Price allocated to the excluded Property as provided on Exhibit B hereto.

         Section 7.2 Brokerage Commissions and Finder's Fees.

         (a) Each party to this Agreement warrants to the other that, except as otherwise provided in subparagraph (b) below, no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts.

         (b) The parties hereby acknowledge that Cushman & Wakefield "Broker") has acted as a broker in connection with this transaction. Seller shall be responsible for paying any commission due to Broker in connection with this transaction pursuant to their separate written agreement.

         Section 7.3 Successors and Assigns. Buyer may not assign any of Buyer's rights or duties hereunder without the prior written consent of Seller. No assignment by Buyer shall relieve Buyer of its obligations under this Agreement. Subject to the limitations on assignment expressed in this Section 7.3, this Agreement shall be binding upon, and inure to the benefit of Buyer and Seller and their respective successors and assigns.

         Section 7.4 Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, by any nationally known overnight delivery service, by courier, in person or by telecopy, with an electronic confirmation of receipt. All notices shall be deemed to have been given forty-eight (48) hours following deposit in the United States Postal Service or upon personal delivery if sent by overnight delivery service, telecopy, courier or personally delivered; provided, however, that any notice or other communication delivered other than during normal business hours shall be deemed delivered on the next following business day. AR notices shall be addressed to the party at the address or telecopier number below:

     To Seller:              Lincoln Pacific Industrial Fund Limited Partnership
                             c/o AEW Capital Management, L.P.
                             225 Franklin Street
                             Boston, Massachusetts 02110
                             Attn: General Counsel
                             Telecopy No.: (617) 261-9555
                             Telephone No.: (617) 261-9000

     with a copy to:         Mr. Steven M. Centrella
                             AEW Capital Management, L.P.
                             225 Franklin Street
                             Boston, Massachusetts 02110
                             Telecopy No.: (617) 261-9555
                             Telephone No.: (617) 261-9000

     with a copy to:         Heller Ehrman White & McAuliffe
                             333 Bush Street
                             San Francisco, California 94104
                             Attn: Philip H. Ebling, Esq.
                             Telecopy No.: (415) 772-6268
                             Telephone No.: (415) 772-6000

     To Buyer:               Pacific Gulf Properties Inc.
                             363 San Miguel Drive
                             Newport Beach, California 92660-7805
                             Attn: Mr. Lonnie P. Nadal
                             Telecopy No.: (714) 719-1955
                             Telephone No.: (714) 721-2700

     with a copy to:         John H. Kuhl, Esq.
                             Cox, Castle & Nicholson LLP
                             2049 Century Park East, 28th Floor
                             Los Angeles, California 90067
                             Telecopy No.: (310) 277-7889
                             Telephone No.: (310) 277-4222

Any address, telecopy number or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 7.4. The inability to deliver because of a changed address or telecopy number of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

         Section 7.5 Time. Time is of the essence of every provision contained in this Agreement.

         Section 7.6 Possession. The rights of possession of the Real Property (subject to the Tenant Leases and the Permitted Exceptions) shall be delivered by Seller to Buyer on the Closing Date.

         Section 7.7 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

         Section 7.8 No Deductions or Off-Sets. Buyer acknowledges that the Purchase Price to be paid for the LPIF Portfolio pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions.

         Section 7.9 Attorneys' Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees, court costs and fees of experts.

         Section 7. 10 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         Section 7.11 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California.

         Section 7.12 Damages. Buyer agrees that any liability of Seller under any claim brought prior to the Closing Date pursuant to this Agreement or any document or instrument delivered simultaneously or in connection with, or pursuant to this Agreement, shall be limited solely to its interest in the LPIF Portfolio, and no other assets of Seller shall be subject to levy or execution. With respect to any such claim brought following the Closing Date, any liability of Seller shall be limited solely to the assets of Seller. In no event shall Buyer seek satisfaction for any such obligation from any of Seller's trustees, beneficiaries, shareholders, officers, directors, employees, agents, legal representatives or successors or assigns (or from any of their trustees, beneficiaries, shareholders, officers, directors, employees, agents, legal representatives, successors or assigns), nor shall any such person or entity have any personal liability for any such obligations of Seller.

         Section 7.13 Confidentiality. The parties hereby acknowledge and agree that, prior to the Closing Date, the existence of this Agreement, the terms and conditions set forth herein, and any materials delivered in connection with this transaction are to be kept strictly confidential. Accordingly, except (a) for the Title and Escrow Companies, (b) in connection with the enforcement of any rights hereunder, (c) for the delivery and recordation of instruments, notices or other documents to implement this Agreement, and (d) as may in good faith be believed to be required by law or court order, neither party shall, without the prior written consent of the other, release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information concerning this Agreement or the transaction contemplated herein, or any materials so delivered, to any person or entity other than Buyer's prospective lenders, such party's legal, accounting and financial advisors, Seller's property managers and Buyer's due diligence consultants, each of whom shall agree to hold such information or materials strictly confidential as if such persons were bound by the provisions of this Section 7.13. Following the Closing Date, either party may make reasonable and customary announcements and press releases regarding the transaction.

         This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract binding on all parties, even though all parties are not signatory to the same counterpart.

         Section 7.15 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first written above.

         SELLER:

         Lincoln Pacific Industrial Fund Limited Partnership, a Delaware limited partnership

         By: Eastrich No. 106 Corporation, a Massachusetts corporation, General
             Partner

               By:
                  --------------------------------
               Its:
                  --------------------------------

         BUYER:

         Pacific Gulf Properties Inc., a Maryland corporation

         BY              [SIG]
             --------------------------------------------
         Its:           Pres-CEO
             --------------------------------------------
         By:             [SIG]
             --------------------------------------------
         Its:            S.V.P.
             --------------------------------------------

                                    EXHIBIT A

                              DISCLOSURE STATEMENT

         All capitalized terms used herein but not otherwise defined shall have the meanings given them in the Agreement.

1. Matters disclosed by the environmental reports and audits and the structural reports and other physical inspection reports delivered to Buyer prior to the end of the Inspection Period or included in the materials delivered to or made available to Buyer pursuant to Section
         2.3 of the Agreement.

2. The applicable Personal Property and the improvements, located on the Real Property, and their structural components, the building systems and other mechanical systems, and the parking and loading areas are, and have been, subject to normal wear and tear and obsolescence as the result of the age of such items.

3. With respect to the Property commonly known as Warm Springs Industrial Park located in the City of Fremont, Alameda County, California, you are notified of the following litigation, which was tendered to Liberty Mutual on October 5, 1995: Robert E. Holtman v. Jose S. Maldonado, et al, Alameda County Superior Court Case No. H.-182459-5.

4. With respect to the Property commonly known as Lincoln Business Center, located in the City of Downey, Los Angeles County, California, you are notified that the tenant Suk Nam Hyon is in default pursuant to the terms of its lease and has abandoned the leased premises.

         All the matters set forth on this Disclosure Statement are limited to Seller's Knowledge. Seller does not make any representations or warranties, other than as expressly set forth in Section 4.1 of the Agreement, regarding the scope or content of the matters referenced in this Disclosure Statement. Neither the foregoing list nor the materials referred to therein are intended to be an exhaustive enumeration of issues relevant to the LPIF Portfolio, nor are they intended to fully inform you of any particular issue or its ramifications. Rather this Disclosure Statement is presented to you pursuant to Section 4.1 of the Agreement and is merely intended to assist you with your investigation of the LPIF Portfolio by flagging for you those matters which, to Seller's Knowledge, may affect the LPIF Portfolio or Seller's warranties and representations set forth in Section 4.1 of the Agreement.

                                    EXHIBIT B

                               LIST OF PROPERTIES

                                                                              ALLOCATED PORTION
REGION/PARK NAME                  CITY                 COUNTY                 OF PURCHASE PRICE

SOUTHERN CALIFORNIA:

Lincoln Distribution Center       Downey               Los Angeles                  $11,500,000

Lincoln Distribution Center       Chino                San Bernardino                10,600,000

Lincoln Distribution Center       Fontana              San Bernardino                14,125,000

Lincoln Business Center           Rancho Bernardo      San Diego                     14,125,000

NORTHERN CALIFORNIA:

Warm Springs Industrial           Fremont              Alameda                       16,900,000
Park


                                    EXHIBIT C

                                INSPECTION LETTER

                                   ______,1997

Lincoln Pacific Industrial Fund Limited Partnership
c/o AEW Capital Management L.P.
225 Franklin Street
Boston, Massachusetts 02110
Attn: General Counsel

         Re: Agreement for Purchase and Sale of the LPIF Portfolio, dated May 23, 1997 (the "Purchase Agreement") between Lincoln Pacific Industrial Fund Limited Partnership ("Seller") and Pacific Gulf Properties Inc. ("Buyer")

Gentlemen & Ladies:

         This letter constitutes the Inspection Letter contemplated by the above referenced Purchase Agreement and is delivered to confirm the satisfaction of the conditions precedent described in Sections 3.1(a)(i) and 3.1(a)(ii) of the Purchase Agreement.

         Buyer hereby expressly confirms to Seller (and to its officers, directors, shareholders, trustees and beneficiaries and their respective agents, employees, successors and assigns) that Buyer has completed to its satisfaction the inspection and review contemplated by Sections 2.3 and 2.4 of the Purchase Agreement. Buyer, moreover, hereby ratifies and affirms all of the acknowledgments, waivers and releases set forth in Section 2.3.

         Accordingly, based on its inspection and review of the LPIF Portfolio, Buyer is prepared to proceed with the purchase of the LPIF Portfolio in accordance with the terms of the Purchase Agreement subject only to the satisfaction of the conditions described in Sections 3.1 (a)(iii) and 3.1
(a)(iv) of the Purchase Agreement.

                                Very truly yours,
                                Pacific Gulf Properties Inc.

                                By,
                                   -----------------------------------
                                its
                                   -----------------------------------


cc:      Mr. Steven M. Centrella
         Philip H. Ebling, Esq.

                                    EXHIBIT D

                            LEGAL DESCRIPTION OF LAND

         That certain land together with all improvements thereon and appurtenances thereto located in the County of San Bernardino, State of California, and described as follows:

Parcel 1 of Parcel Map 10552-5, in the City of Fontana, County of San Bernardino, State of California, as per map recorded in Book 133, page(s) 64 to 66, inclusive, of Parcel Maps, in the office of the County Recorder of said County and amended by Certificates of Correction recorded January 11, 1990 as Instrument Nos. 90-013994 and 90-013997, Official Records.

         That certain land together with all improvements thereon and appurtenances thereto located in the County of Los Angeles, State of California, and described as follows:

Parcel 4 of Parcel Map No. 18461, in the City of Downey, County of Los Angeles, State of California, as per map filed in Book 200 Pages 5 to 8 inclusive of Parcel Maps, in the office of the County Recorder of said County.

         That certain land together with all improvements thereon and appurtenances thereto located in the County of San Bernardino, State of California, and described as follows:

Parcels 21 and 22 of Parcel Map 1665, in the City of Chino, County of San Bernardino, State of California, as per map recorded in Book 15, pages 18 through 20, inclusive, of Parcel Maps, in the office of the County Recorder of said County.

Except the Northerly 40.00 feet of said Parcel 21 as described in Certificate Approving a Lot Line Adjustment recorded February 11, 1987 as Instrument No. 87-045215, Official Records, and as described in Certificate Approving Lot Line Adjustment recorded May 19, 1987 as Instrument No. 87-166696, Official Records.

Also except a portion of said Parcel 231, more particularly described as follows:

Beginning at the Northwesterly corner of said Parcel 21, as amended and as described in said Certificate; said corner also being the Southwesterly corner of Parcel 2 of Parcel Map 3522, as also amended and described in said Certificate; thence South 0 degrees 18' 54", West, along the Westerly line of said Parcel 2, 98.18 feet; thence South 89 degrees 41' 06" East, 15.00 feet; thence North 8 degrees 28' 48" East, 99.35 feet to the Northerly line of said Parcel 21 as amended;
thence along said Northerly line North 89 degrees 59' 53" West,, 29.11 feet to the point of beginning.

Except the entire mineral estate in the property described lying not less than
500.00 feet beneath the natural surface, for purposes of this reservation, the mineral estate shall include all substances which have been discovered or which may in the future be discovered upon or under the property described, which are now or may in the future be valuable, and which are now or may be in the future enjoyed through extraction from the property described, without limiting the generality of the foregoing, the mineral estate shall include all forms of geothermal energy, all coal, all gases, all hydrocarbon substances, all fissionable materials, all metallic minerals and all nonmetallic minerals, without the right to enter upon the surface of the property described for the purpose of extracting any constituents of the mineral estate, but with the right
(1) to extract the constituents of the mineral estate from the property described by means of wells, shafts, tunnels or other subsurface accesses which may be constructed, drilled or dug on or from other land, and which may penetrate into the property described below a depth of 500.00 feet, and (2) to excavate, construct, maintain and operate subsurface facilities below a depth of
500.00 feet of the property described for the extraction of the constituents of the mineral estate so long as the subsurface facilities do not unreasonably interfere with the use and enjoyment of the surface state in the described land, as reserved by the Southern Pacific Industrial Development Company, a Texas Corporation, in Deed dated February 18, 1987, in Deed recorded February 18, 1987 as Instrument No. 87-053150, Official Records.

Said legal description is pursuant to a Certificate Approving a Lot Line Adjustment, recorded August 15, 1988 as Instrument No. 88-265984, Official Records.

         That certain land together with all improvements thereon and appurtenances thereto located in the County of San Diego, State of California and described as follows:

Parcel 1:

A portion of Lot 6 and a portion of Lot 11 of the Rancho Bernardo Technology Park, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10264, filed in the Office of the County Recorder of San Diego County, November 17, 1981, more particularly described as follows:

Beginning at the Westerly corner of said Lot 6, said corner also being in the Northerly right of way line of Camino Del Norte as shown on said Map No. 10264; thence Northeasterly along the Northwesterly property line of said Lot 6, North 36 degrees 27'45" East, 584.76 feet to the Northwesterly corner of said Lot 6, said corner also being in the Southerly right of way line of Technology Place, as shown on said Map No. 10264, and also being a point on a curve concave Northerly and having a radius of 104.00 feet, a radial line from said point bears South 24 degrees 56'18" West; thence Easterly along the Northerly property line of said Lot 6 and said curve, through a central angle of 38 degrees 33'52", an arc distance of 70.00 feet; thence leaving said Northerly property line and curve, South 5 degrees 09'52" East, 14.14 feet; thence South 30 degrees 17'29" East, 62.67 feet; thence South 53 degrees 32'31" East, 94.03 feet; thence North 36 degrees 27'29" East, 61.28 feet; thence South 53 degrees 32'31" East, 309.51 feet to a point in the Southeasterly property line of said Lot 11; thence Southwesterly along the Southeasterly property line of said Lot 11 and said Lot 6, South 35 degrees 43'15" West, 434.26 feet to an angle point in said Southeasterly property line of said Lot 6; thence Southwesterly along said Southeasterly property line South 53 degrees 33'56" West 359.73 feet to the Southerly corner of said Lot 6, said point also being in the Northerly right of way line of said Camino Del Norte; thence Northwesterly along the Southwesterly property line of said Lot 6 and said Northerly right of way line North 36 degrees 26'04" West, 449.19 feet to the point of beginning.

EXCEPTING THEREFROM all mineral, oil and gas rights below the depth of 500 feet below the surface of said land without the right of surface entry as reserved in deed recorded June 16, 1989 as File No. 89-316651 of Official Records.

Parcel 2:

A portion of Lot 6 and a portion of Lot 11 of the Rancho Bernardo Technology Park in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10264, filed in the Office of the County Recorder of San Diego County, November 17, 1981, more particularly described as follows:

Commencing at the Westerly corner of said Lot 6, said corner also being in the Northerly right of way line of Camino Del Norte as shown on said Map No. 10264; thence Northeasterly along the Northwesterly property line of said Lot 6, North 36 degrees 27'45" East, 584.76 feet to the Northwesterly corner of said Lot 6, said corner also being in the

Southerly right of way line of Technology Place, as shown on said Map No. 10264, and also being a point on a curve, concave Northerly and having a radius of
104.00 feet, a radial line from said point bears South 24 degrees 56'18" West; thence Easterly along the Northerly property line of said Lot 6 and said curve, through a central angle of 38 degrees 33'52" an arc distance of 70.00 feet to the True Point of Beginning; thence leaving said Northerly property line and curve, South 5 degrees 09'52" East, 14.14 feet; thence South 30 degrees 17'29" East, 62.67 feet; thence South 53 degrees 32'31" East, 94.03 feet; thence North 36 degrees 27'29" East, 61.28 feet; thence South 53 degrees 32'31" East, 309.51 feet to a point in the Southeasterly property line of said Lot 11; thence Northeasterly along said Southeasterly property line North 35 degrees 43'15" East, 240.74 feet to the Easterly corner of said Lot 11; thence Northwesterly along the Northeasterly property line of said Lot 11, North 53 degrees 32'31" West, 443.16 feet to the Northerly corner of said Lot 11, said corner also being in the Southeasterly right of way line of Technology Drive as shown on said Map No. 10264; thence Southwesterly along said Southeasterly right of way line, South 36 degrees 27'45" West, 199.96 feet to a point at the beginning of a curve, concave Northwesterly and having a radius of 104.00 feet, a radial line from said point bears South 53 degrees 32'31" East; thence Southwesterly along said curve and Southeasterly right of way line of said Technology Drive and Technology Place, through a central angle of 39 degrees 54'57" an arc distance of 72.45 feet to the True Point of Beginning.

Parcel 3:

A sideyard easement for fire suppression and other emergency vehicles, as set forth in that certain Sideyard Easement and Agreement recorded November 13, 1989 as File No. 89-613996 of Official Records, and amended on July 5, 1990 as File No. 90-365468 of Official Records, a strip of land 43.50 feet wide parallel with and contiguous to the Northwesterly property lines, of Lots 8, 9 and 10 of Rancho Bernardo Technology Park, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10264, filed in the Office of the County Recorder of San Diego County, November 17, 1981.

Said strip of land shall terminate on the West at the Southwesterly property line of said Lot 8 and on the East at the Northeasterly property line of said Lot 10.

Parcel 4:

An easement for vehicular and pedestrian access over and across that portion of Lot 10 of Rancho Bernardo Technology Park, as per Map No. 10264 herein described, as set forth in that certain Reciprocal Access Agreement recorded November 13, 1989 as File No. 89-613997 of Official Records, being described as follows:

Beginning at the Northerly corner of Lot 10, of Rancho Bernardo Technology Park, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 10264, filed in the Office of the County Recorder of San Diego County, November 17, 1981; thence Southeasterly along the right of way line of West Bernardo Drive, South 53 degrees 33'00" East a distance of 18.00 feet to the True Point of Beginning; thence continuing along said right of way line South 53 degrees 33'00" East a distance of 24.00 feet; thence leaving said right of way line South 35 degrees 43'15" West a distance of 285.01 feet; thence North 53 degrees 32'31" West a distance of 42.00 feet to a point on the Northwesterly property line of said Lot 10; thence along said property line North 35 degrees 43'15" East a distance of 25.00 feet; thence leaving said property line South 53 degrees 32'31" East a distance of 18.00 feet; thence North 35 degrees 43'15" East a distance of 260.01 feet to the True Point of Beginning.

         That certain land together with all improvements thereon and appurtenances thereto located in the County of Alameda, State of California, and described as follows:

PARCEL A:

Parcel 2, as said parcel is shown on that certain Parcel Map entitled "Parcel Map No. 2161 filed on May 31, 1977 in Book 97 of Parcel Maps, Page 31, Alameda County Records.

PARCEL B:

Parcel 3B, as shown on "Parcel Map 2494" as said Map was filed for record in the office of the Recorder of the County of Alameda, State of California, on March 9, 1978 in Book 101, at Page 55.

Excepting therefrom Parcels A and B, those portions conveyed to the City of Fremont in instrument dated February 20, 1991, recorded March 25, 1991, as Instrument No. 91-075827 of Alameda County Records.

PARCEL C:

An easement to construct and maintain a storm drain and related facilities as granted to Kato Fremont Associates, recorded June 19, 1980 as Instrument No. 80-104969, Official Records, scribed as follows:

A strip of land 15.00 feet in width located on Parcel 3B, Parcel Map 2494 bounded as follows: Beginning at a point on the Southerly property line of Parcel 3A2, Parcel Map 2749 filed December 15, 1978, Book 107 of Parcel Maps, Page 43, Alameda County Records, said point being 7.51 feet Easterly of the Southwest corner of Parcel 3A2, thence from the point of beginning along said property line North 66 degrees 02'33" East 15.02 feet; thence South 21 degrees 22'50" East 69.43 feet more or less to a point on the Northerly property line of the parcel of land owned by Alameda County Flood Control and Water Conservation District; thence along said property line 18.02 feet North 77 degrees 41'26" West; thence North 21 degrees 22'50" West a distance of approximately 60.44 feet to the point of beginning.


Assessor's Parcel Number: 519-1010-054-03 and 519-1010-058-03

                                    EXHIBIT E
                              LIST OF TENANT LEASES

         TENANT                        LOCATION                   APPROXIMATE RENTABLE
                                                                          AREA
--------------------------------------------------------------------------------------

LINCOLN DISTRIBUTION CENTER -
         FONTANA

Curtis 1000                            Suite 10887-01                    22,666

Cambell Hausfeld                       Suite 777B-01                     33,971

Motion Industries                      Suite 887C-01                     14,940

Scholls, Inc.                          Suite 837B-02                    165,646

MC Distribution                        Suite 10727C-01                   53,760

Motors & Armatures, Inc.               Suite 10727B-02                   28,800

Premier Metal Product                  Suite 887b-02                     15,456

MC Distribution Svc.                   Suite 777A-03                     19,090

MC Distribution Svc.                   Suite 10727A                      26,305

  LINCOLN DISTRIBUTION CENTER -
               CHINO

Harwell Distributing                   Suite 13850B-02                   99,246

Pioneer Electronics                    Suite 13850A-01                  164,616



         TENANT                        LOCATION                       APPROXIMATE RENTABLE
                                                                             AREA
------------------------------------------------------------------------------------------
    LINCOLN BUSINESS CENTER -
              DOWNEY

 Downey Family YMCA                  Suite 12000C                         9,000

 Grandlite International             Suite 12020A                        26,010

 Hoffmeyer Company                   Suite 12010A                         8,388

 Keyline Sales                       Suite 12010F                        10,080

 Kuka Valve Co.                      Suite 12010E                        10,080

 Lumex, Inc.                         Suite 12020GH                       23,040

 Morgan Wholesale                    Suite 12000A                         6,930

 Morris Costumes                     Suite 12010D                         8,064

 Rotatech International              Suite 12000D                         9,000

 Reliable Container                  Suite 12029                         89,760

 Reliable Container                  Suite 12020EF                       23,040

 Sarnafil Corporation                Suite 12010B                        10,080

 Sulzer Metco (Perkin-Elmer          Suite 12000E                         7,723
 Corp)

 Stockham Valve                      Suite 12000B                        12,870

 Suk Nam Hyon                        Suite 12010C                         8,064

 TriBest, Inc.                       Suite 12020C                         8,670



        TENANT                        LOCATION                    APPROXIMATE RENTABLE
                                                                          AREA
--------------------------------------------------------------------------------------
         LPIF - KATO

Valley Relocation                   Suite 048973                         87,654

Tempglass Western                   Suite 048999                         92,000

Continental Technology              Suite 48933                          29,215

BBG Production Technologies         Suite 048937                         14,609

Ingram Micro Inc.                   Suite 048949                         58,435

BBG Production Technologies         Suite 48939A                         14,320

UPS Worldwide Logistics             Suite 48921B                         48,183

   LINCOLN BUSINESS CENTER -
      RANCHO BERNARDO

Mrs. Leeper's Inc.                  Suite 035-100                        25,625

Sony Manufacturing Co.              Suite 035-400                         6,999

Sony Manufacturing Co.              Suite 035-500                         6,707

Sony Manufacturing Co.              Suite 035-600                         9,277



       TENANT                          LOCATION                   APPROXIMATE RENTABLE
                                                                          AREA

--------------------------------------------------------------------------------------

Sony Manufacturing Co.              Suite 045-100                        54,400

Sony Manufacturing Co.              Suite 045-200                        53,919

Sony Manufacturing Co.              Suite 055-100                        58,575


                                    EXHIBIT F

                                LIST OF CONTRACTS

     PROPERTY                          VENDOR                                        SERVICE
-------------------------------------------------------------------------------------------------------

LINCOLN DISTRIBUTION CENTER-
FONTANA

                                 Greater Alarm Company                         Fire Alarm Monitoring
                                 7461 Lorge Circle
                                 Huntington Beach, CA 92647
                                 (800) 624-9388
                                 Contact Person: Bill/Craig

                                 Western FLS Consulting                        Fire Sprinkler Monitoring
                                 P.O. Box 25254
                                 Anaheim, CA 92825
                                 (714) 999-6799
                                 Contact Person: Larry

                                 Building Comfort Services                     HVAC Maintenance
                                 5781 Shaefer Avenue
                                 Chino, CA 91710
                                 (714) 528-0381
                                 Contact Person: Debra Smith

                                 Van Herricks Landscape Services               Landscape Service
                                 1323 West 130th Street
                                 Gardena, CA 90247
                                 (310) 719-1008
                                 Contact Person: Cruz Santana

                                 Shopping Center Maintenance                   Sweeping
                                 17231 Railroad Street, Suite 500
                                 Industry, CA 91748
                                 (818) 810-1411
                                 Contact Person: Bill Sanders

                                 All American Window Cleaning                  Window Maintenance
                                 23382 Via Jacinto
                                 Laguna Hills, CA 92653
                                 (714) 707-4687
                                 Contact Person: Dwight



            PROPERTY                VENDOR                              SERVICE
--------------------------------------------------------------------------------

LINCOLN BUSINESS CENTER -
DOWNEY
                                 Mesa Energy                          HVAC Maintenance
                                 3186-C Airway
                                 Costa Mesa, CA 92626
                                 (714) 556-6051
                                 Contact Person: Chuck or Matt

                                 Accurate Landscaping                 Landscape Service
                                 1910 North Lime Street
                                 Orange, CA 92665
                                 (714) 288-5955
                                 Contact Person: Jay La Rue

                                 Armor-Vac                            Parking Lot Sweeping
                                 14882 Stengal Street
                                 Westminster, CA 92683
                                 (714) 839-7824
                                 Contact Person: Doug Shipway

                                 Greater Alarm                        Security System Monitoring
                                 17992 Cowan
                                 Irvine, CA 92714
                                 (800) 877-0776
                                 Contact Person: Albert or Jerry

                                 South Shore Windows                  Window Maintenance
                                 1233 East Warner Avenue
                                 Santa Ana, CA 92705
                                 (714) 760-7057
                                 Contact Person: Ty or Maggie
WARM SPRINGS INDUSTRIAL PARK

                                 Perimeter Security                   Fire Monitor/Sprinkler
                                 320 Orange Showl                     Inspections
                                 San Bernardino, CA 92408
                                 (408) 926-3500

                                 Cal-Air                              HVAC
                                 1555 South Seventh Street
                                 San Jose, CA 95112
                                 (408) 283-2300




         PROPERTY                    VENDOR                                     SERVICE
-------------------------------------------------------------------------------------------------------

WARM SPRINGS INDUSTRIAL PARK
(CONT.)
                                 Dinsmore Landscaping                          Landscape Service
                                 430 Aldo Avenue
                                 Santa Clara, CA 95054
                                 (408) 970-0593
                                 Contact Person: Alan Dinsmore/
                                 Gary Ponikvar

                                 Marcelo Montero                               Sweeping
                                 P.O. Box 641278
                                 San Francisco, CA 94164
                                 (415) 379-3604

LINCOLN BUSINESS CENTER -
RANCHO BERNARDO
                                 Heaviland Enterprises, Inc.                   Landscaping
                                 2180 La Mirada
                                 Vista, CA 92083
                                 (619) 598-7065
                                 Contact Person: Tom

                                 SDA Security Systems                          Fire Sprinkler Monitoring
                                 (619) 239-3473
                                 Contact Person: Francis

                                 Super Vac                                     Parking Lot Sweeping
                                 (619) 660-8400

                                 All Services Pest Control                     Pest Control
                                 (619) 976-4054
                                 Contact Person: Lydia

                                 Fire & Ice                                    HVAC Maintenance
                                 (619) 279-9200

LINCOLN DISTRIBUTION CENTER -
CHINO
                                 Western FLS Consulting, Inc.                  Fire Sprinkler
                                 P.O. Box 25254
                                 Anaheim, CA 92825
                                 (714) 999-0922
                                 Contact Person: John (Larry) Asmos



         PROPERTY                              VENDOR                            SERVICE
----------------------------------------------------------------------------------------------------

LINCOLN DISTRIBUTION CENTER -
CHINO (CONT.)
                                 API                                           Fire Alarm Monitoring
                                 P.O. Box 1901
                                 Culver City, CA 90232
                                 (800) 274-3344

                                 Shopping Center Maintenance                   Maintenance
                                 17231 Railroad Street, #500
                                 City of Industry, CA 91748
                                 (818) 810-1411
                                 Contact Person: Bill Sanders

                                 Tyler Lighting                                Electrical
                                 3111 E. Miraloma Avenue
                                 Anaheim, CA 92806
                                 (714) 666-6660
                                 Contact Person: Charles Tyler

                                 Slim's Lock & Key                             Locksmith
                                 931 West Holt Blvd.
                                 Ontario, CA 91762
                                 (909) 983-2609
                                 Contact Person: Joe Horn

                                 Taylor Lock & Key                             Locksmith
                                 10714 Cass Street
                                 709 East Alosta Avenue
                                 Glendora, CA 91740
                                 (818) 963-5515
                                 Contact Person: Bill Taylor

                                 RMS Landscape & Maintenance                   Landscape Service
                                 P. O. Box 1097
                                 Montclair, CA 91763
                                 (909) 627-5333
                                 Contact:  Ron Schartau



        PROPERTY                          VENDOR                          SERVICE
-------------------------------------------------------------------------------------
LINCOLN DISTRIBUTION CENTER -
CHINO (CONT.)
                                 Stout Roofing                                 Roofer
                                 9705 Washburn Road
                                 Downey, CA 90241
                                 (310) 923-6775
                                 Contact Person: Darlene


                                    EXHIBIT G

                               FORM OF GRANT DEED

Assessor's Parcel No.

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

MAIL TAX STATEMENTS TO:

                               FORM OF GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, the grantor has declared the amount of transfer tax which is due and payable by a separate statement which is not being recorded with this Grant Deed.

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, LINCOLN PACIFIC INDUSTRIAL FUND LIMITED PARTNERSHIP, a Delaware limited partnership, HEREBY GRANTS to Pacific Gulf Properties Inc., a Maryland corporation, all that real property in the City of________________, County of __________, State of California, described as follows:

This conveyance is made subject to all liens and encumbrances of record.

Date:______,1997               GRANTOR:
                               Lincoln Pacific Industrial Fund
                               Limited Partnership, a Delaware
                               limited partnership

                               By: Eastrich No. 106 Corporation,
                                   a Massachusetts corporation,
                                   General Partner

                                   By:
                                      -----------------------------------
                                   Its:
                                       ----------------------------------



                      MAIL TAX STATEMENTS AS DIRECTED ABOVE

STATE OF CALIFORNIA   )
                      ) ss.
COUNTY OF             )
          ------------


         On ___________before me,_________________________(here insert name and title of the notary public), personally appeared _________,personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               WITNESS my hand and official seal.



               Signature                                (SEAL)
                         ---------------------

                                    EXHIBIT H

                              FORM OF BILL OF SALE

         THIS BILL OF SALE (this "Bill of Sale") is made this day of __________, 1997 by Lincoln Pacific Industrial Fund Limited Partnership ("Seller") in favor of Pacific Gulf Properties Inc. ("Buyer").

         Seller and Buyer entered into that certain Agreement for Purchase and Sale of the Lincoln Pacific Industrial Fund Portfolio dated as of May 23, 1997 (the "Agreement") respecting the sale of certain real property, described on Exhibit D attached to the Agreement (the "Real Property").

         Under the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to any and all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used in connection with the operation of the improvements ("Improvements") located on the Real Property (the "Personal Property").

         NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Seller's right, title and interest in and to the Personal Property, WITHOUT WARRANTY, EXPRESS OR IMPLIED, except for the covenants, representations and warranties of the Seller with respect to the Personal Property as set forth in the applicable provisions of the Agreement, all of which are hereby deemed to be incorporated by reference the same as those set forth in full herein.

         Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest in and to all of the Personal Property and rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

         All defined terms used herein shall have the same meaning as set forth in the Agreement, and are hereby incorporated herein by reference.

         This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller,

         This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

         This Bill of Sale is intended to supplement the terms and provisions of the Agreement and shall be construed as consistent therewith to the greatest extent possible. This Bill of Sale shall not be deemed to modify or amend the Agreement. In the event of an irreconcilable conflict between the provisions of the Agreement and this Bill of Sale, the provisions of the Agreement shall prevail.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first set forth above.

                  SELLER:

                  Lincoln Pacific Industrial Fund Limited Partnership, a Delaware limited partnership

                  By: Eastrich No. 106 Corporation, a Massachusetts
                      corporation, General Partner

                  By:
                     --------------------------------------------
                  Its:
                      -------------------------------------------

                                    EXHIBIT I

   FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

         THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this "Assignment") is made this 23rd day of May, 1997 by and between Lincoln Pacific Industrial Fund Limited Partnership ("Assignor") and Pacific Gulf Properties Inc. ("Assignee").

         Assignor and Assignee entered into that certain Agreement for Purchase and Sale of the Lincoln Pacific Industrial Fund Portfolio dated as of May 23, 1997 ("Agreement") respecting the sale of certain real property described in Exhibit "D" attached to the Agreement (the "Real Property") and the improvements located thereon (the "Improvements").

         Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to the Intangible Property (as defined in the Agreement), which Intangible Property includes:

         (a) the Tenant Leases (as defined in the Agreement);

         (b) certain service agreements, maintenance contracts, warranties, guarantees, management contracts and bonds, together with all supplements, amendments and modifications thereto, relating to the Real Property (the "Service Contracts");

         (c) any interest of Seller in the licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlement issued, approved or granted by governmental authorities or otherwise in connection with the Real Property, trade names, trademarks, and logos used by Assignor in the operation and identification of the Improvements and/or the Real Property, including, without limitation, the right to use the name "Lincoln Distribution Center" and any other trade name now used in connection with the Real Property, any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or used in connection with the Real Property and its operation, and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property and the Improvements ("Licenses and Permits"); and

         (d) all non-confidential books and records maintained by Seller in connection with the operation of the Real Property, all preliminary, final and proposed building plans and specifications (including "as built" drawings) respecting Improvements, and all structural reviews, architectural drawings and engineering, soils, seismic, geological and architectural reports, studies and certificates and other documents pertaining to the Property which are within the possession of, under the control of or reasonably available to Assignor and such additional books, records, plans, specifications, reports, studies and other documents maintained or prepared after the date of the Agreement ("Records and Plans").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, rights, title and interest in and to the Intangible Property and Assignee hereby accepts such assignment, subject to the covenants, representations and warranties of Seller (and all limitations thereof) with respect to the Intangible Property as set forth in the applicable provisions of the Agreement, all of which are hereby deemed to be incorporated by reference the same as those set forth in full herein.

         Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefrom, execute and deliver to Assignee, Assignee's successors, nominees and assigns, any new or confirmatory instruments which Assignee, Assignee's successors, nominees, and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee, or Assignee's successors, nominees and assigns, and protect Assignee's or Assignee's successors, nominees and assigns right, title and interest in and to the Intangible Property or to otherwise realize upon or enjoy such rights in and to the Intangible Property.

         Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Intangible Property (including the obligations of the landlord under the Tenant Leases) accruing or arising on or after the date of this Agreement.

         Subject to the limitations on Assignee's liability set forth in the Agreement, Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and their respective successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach or alleged breach by Assignee from and after the Closing Date (as defined in the Agreement) of any of Assignee's obligations under the Tenant Leases, Service Contracts, Licenses and Permits or Records and Plans.

         Subject to the limitations on Assignor's liability set forth in the Agreement Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and their respective successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach or alleged breach by Assignor prior to the Closing Date of any of Assignor's obligations under the Tenant Leases, Service Contracts, Licenses and Permits or Records and Plans.

         In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit including reasonable attorneys' fees, court costs and fees of experts.

         All defined terms used herein shall have meanings given such terms in the Agreement, and are hereby incorporated herein by reference.

         This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute on and the same instrument.

         This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all of the respective parties hereto.

         This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

         This Assignment is intended to supplement the terms and provisions of the Agreement and shall be construed as consistent therewith to the greatest extent possible. This Assignment shall not be deemed to modify or amend the Agreement. In the event of an irreconcilable conflict between the provisions of the Agreement and this Assignment, the provisions of the Agreement shall prevail.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Intangible Property as of the date first written above.


ASSIGNOR: Lincoln Pacific Industrial Fund Limited Partnership, a Delaware limited partnership

          By: Eastrich No. 106 Corporation, a Massachusetts corporation,
              General Partner

              By:
                 -------------------------------------
                 Its:
                     ---------------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ASSIGNEE: Pacific Gulf Properties Inc., a Maryland corporation

               By:
                  --------------------------------------
               Its:
                   -------------------------------------
               By:
                  --------------------------------------
               Its:
                   -------------------------------------

                                    EXHIBIT J

                                QPAM CERTIFICATE

                                                                          [Date]

AEW Capital Management, L.P. ("AEW")
As Agent for One or More of its Pension Fund Clients
225 Franklin Street
Boston, MA 02110
Attn: General Counsel

State Street Bank and Trust Company ("State Street")
225 Franklin Street
Boston, Massachusetts 02101

Gentlemen:

      In connection with the undersigned's acquisition of the Lincoln Pacific Industrial Fund Portfolio under that certain Agreement for Purchase and Sale dated as of May 23, 1997 (the "Transaction"), the undersigned hereby certifies, warrants and represents that none of the parties described in Schedule I* is an "affiliate" (as defined on Exhibit A) of the undersigned. The undersigned acknowledges that AEW, State Street, and their client(s), will be relying upon the foregoing information in determining the availability of ERISA Prohibited Transaction Class Exemption 84-14 (the QPAM Exemption) with respect to the Transaction.

                                       Pacific Gulf Properties Inc.,
Dated:                                 a Maryland corporation
     -----------------------------
                                       By:
                                          -------------------------------------
                                      Its:
                                          -------------------------------------

----------------------------------

         *Schedule I lists any party that, at the time of the transaction or at any time during the immediately preceding one year, has the authority to appoint or to terminate AEW or to negotiate the terms of the management agreement with AEW (including renewals or modifications thereof) on behalf of any plan involved in the Transaction.

                                    EXHIBIT A

An "affiliate" of a person means:

1. Any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person;

2. Any corporation, partnership, trust or unincorporated enterprise of which such person is an officer, director, 5% or more partner, or employee (but only if the employer of such employee is the plan sponsor); and,

3. Any director of the person or any employee of the person who is a highly compensated employee, as defined in Section 4975(e)(2)(H) of the IRC, (1) or who has direct or indirect authority, responsibility or control regarding the custody, management or disposition of plan assets. A named fiduciary (within the meaning of Section 402(a)(2) of ERISA) of a plan and an employer any of whose employees are covered by the plan will also be considered affiliates with respect to each other for this purpose if such employer or an affiliate of such employer has the authority, alone or shared with others, to appoint or terminate the named fiduciary or otherwise negotiate the terms of the named fiduciary's employment agreement.


-----------------------------
(1) Under IRC Section 4975(e)(2)(H), an individual is a highly compensated employee if he earns 10% or more of the yearly wages of the employer.

Note: For purposes of the above definition of "affiliate," "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

                                   SCHEDULE 1

AT&T Master Pension Trust

Iowa Public Employees Retirement System

Digital Equipment Corporation Pension Trust

AEW - State Street Real Estate Fund II

      CIBA Energy
      GTE
      Mars Inc.
      CBS, Inc.
      International Paper
      World Bank
      State Street Bank and Trust Retirement Plan
      JP Stevens
      JPS Textiles
      West Point Pepperell, Inc.
      Ocean Spray, Inc.

AEW - State Street Real Estate Fund V

      GTE
      Minnesota State Board
      Dow Chemicals
      Massachusetts State Teachers Board
      TWA, Inc.
      Honeywell
      General Signal
      Wyman Gordon
      Alliant Techsystems
      Conrail
      State Street Bank and Trust Retirement Plan
      Wisconsin Electric
      West Publishing